Exhibit 5.1

755 PAGE MILL ROAD PALO ALTO CALIFORNIA 94304-1018 TELEPHONE: 650.813.5600 FACSIMILE: 650.494.0792 WWW.MOFO.COM

MORRISON & FOERSTER LLP

BEIJING, BERLIN, BRUSSELS,

DENVER, HONG KONG, LONDON,

LOS ANGELES, NEW YORK,

NORTHERN VIRGINIA, PALO ALTO,

SAN DIEGO, SAN FRANCISCO, SHANGHAI,

SINGAPORE, TOKYO, WASHINGTON, D.C.

June 27, 2018

Catalyst Biosciences, Inc.

611 Gateway Boulevard, Suite 710

South San Francisco, CA 94080

Registration Statement on Form S-8

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) filed by Catalyst Biosciences, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on June 27, 2018, relating to the registration under the Securities Act of 1933, as amended, of (i) 1,500,000 shares of common stock of the Company authorized for issuance under the Company’s 2018 Omnibus Incentive Plan (the “2018 Plan”) and (ii) 120,000 shares of common stock of the Company authorized for issuance under the Company’s 2018 Employee Stock Purchase Plan (the “2018 ESPP”).

As your counsel in connection with the Registration Statement, we have examined the proceedings taken by you and proposed to be taken by you in connection with the adoption of each of the 2018 Plan and the 2018 ESPP, and the authorization, issuance and sale of the aforementioned number of shares under each of the 2018 Plan and the 2018 ESPP (together, the “Shares”), and such documents, matters of fact and questions of law as we have deemed necessary to render this opinion. For the purpose of the opinion rendered below, we have assumed that such proceedings are timely completed in the manner presently proposed by you and that, upon each issuance of Shares, the Company will receive the consideration for such Shares required by the terms of the 2018 Plan or the 2018 ESPP, as applicable.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and outstanding pursuant to the terms of the 2018 Plan or the 2018 ESPP, as applicable, will be legally and validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and in any amendment thereto.

Very truly yours,

/s/ Morrison & Foerster LLP

Morrison & Foerster LLP